063595.001-1518997.5
Offer to Purchase for Cash
by

B+H OCEAN CARRIERS LTD.
of
Up to 600,000 Shares of Its Common Stock
at a Purchase Price Not Greater Than $5.00 nor Less Than $4.00 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 17, 2008
UNLESS THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated October 20, 2008 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by B+H Ocean Carriers Ltd. (the “Company” or “BHO”), a corporation organized under the laws of Liberia, to purchase for cash up to 600,000 shares of its common stock, par value $0.01 per share, at a price not greater than $5.00 nor less than $4.00 per share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Offer.  Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase.  The description of the Offer in this letter is only a summary and is qualified by all of the terms and conditions of the Offer set forth in the Offer to Purchase and Letter of Transmittal.

On the terms and subject to the conditions of the Offer, the Company will determine a single per share price, not greater than $5.00 nor less than $4.00 per share, net to the seller in cash, less any applicable withholding taxes and without interest, that it will pay for shares properly tendered and not properly withdrawn in the Offer, taking into account the total number of shares tendered and the prices specified by tendering stockholders.  After the Offer expires, the Company will look at the prices chosen by stockholders for all of the shares properly tendered.  The Company will then select the lowest purchase price (in multiples of $0.125) within the price range specified above that will allow it to purchase 600,000 shares.  If fewer shares are properly tendered, the Company will select the price that will allow it to purchase all the shares that are properly tendered and not properly withdrawn.  The Company will purchase all shares properly tendered before the Expiration Time (as defined in the Offer to Purchase) at or below the purchase price and not properly withdrawn at the purchase price the Company selects, net to the seller in cash, less any applicable withholding tax and without interest, on the terms and subject to the conditions of the Offer, including its proration provisions, and conditional tender provisions.  All shares acquired in the Offer will be acquired at the same purchase price.  The Company reserves the right, in its sole discretion, to purchase more than 600,000 shares in the Offer, subject to its right to increase the total number of shares purchased subject to applicable law (including up to an additional 2% of our outstanding common shares (or 136,260 shares) without amending or extending the Offer).  The Company will return shares tendered at prices greater than the purchase price and shares not purchased because of proration provisions or conditional tenders to the tendering stockholders at the Company’s expense promptly after the Expiration Time.  See Sections 1 and 3 of the Offer to Purchase.

If the number of shares properly tendered and not properly withdrawn is less than or equal to 600,000 shares (or such greater number of shares as the Company may elect to purchase pursuant to the Offer, subject to applicable law), the Company will, on the terms and subject to the conditions of the Offer, purchase at the purchase price selected by the Company all shares so tendered.

On the terms and subject to the conditions of the Offer, if at the Expiration Time more than 600,000 shares (or such greater number of shares as the Company may elect to purchase, subject to applicable law) are properly tendered and not properly withdrawn at or below the purchase price, the Company will accept the shares to be purchased in the following order of priority: (i) from all holders of “odd lots” of less than 100 shares who properly tender all their shares at or below the purchase price and do not properly withdraw them before the Expiration Time (partial tenders will not qualify for this preference), subject to our obligation not to reduce the number of record holders resident in the United States below 300 (within the meaning of Exchange Act Rule 12g3-2(a)(1));  (ii) from all other stockholders who properly tender shares at or below the purchase price, on a pro rata basis, subject to the conditional tender provisions described in the Offer to Purchase and with appropriate adjustment to avoid purchases of fractional shares; and (iii) only if necessary to permit the Company to purchase the total number of shares desired to be purchased in this Offer, from holders who have tendered shares subject to the condition that a specified minimum number of the holder’s shares  be purchased if any shares are purchased in the Offer as described in the Offer to Purchase (for which the condition was not initially satisfied) by random lot, to the extent feasible.  To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have tendered all of their shares.  Therefore, the Company may not purchase all of the shares that you tender even if you tender them at or below the purchase price.  Shares tendered at prices greater than the purchase price and shares not purchased because of proration provisions will be returned to the tendering stockholders at the Company’s expense promptly after expiration of the Offer.  See Section 1, Section 3 and Section 6 of the Offer to Purchase.

The Offer is not conditioned on any minimum number of shares being tendered; however, the Offer is subject to certain other conditions.  See Section 7 of the Offer to Purchase.

The Company has been advised that none of its directors and executive officers intends to tender their shares in the Offer.  See Section 11 of the Offer to Purchase.

We are the owner of record of shares held for your account.  As such, we are the only ones who can tender your shares, and then only pursuant to your instructions.  We are sending you the Letter of Transmittal for your information only; you cannot use it to tender shares we hold for your account.

Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.
You may tender your shares at prices not greater than $5.00 nor less than $4.00 per share, as indicated in the attached Instruction Form, net to you in cash, less any applicable withholding taxes and without interest.

2.	You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

3.	The Offer is not conditioned on any minimum number of shares being tendered. The Offer is, however, subject to certain other conditions set forth in Section 7 of the Offer to Purchase.

4.	The Offer, withdrawal rights and proration period will expire at 12:00 midnight, New York City time, on November 17, 2008, unless the Company extends the Offer.

5.
As of October 13, 2008, there were 6,813,007 shares of BHO’s common stock outstanding, not including 774,261 of BHO’s issued shares held in treasury.  The 600,000 shares that BHO is offering to purchase hereunder represent approximately 8.8% of the total number of outstanding shares of BHO’s common stock.  The shares are listed and traded on AMEX under the symbol “BHO”.  On October 17, 2008, the last full trading day before BHO commenced its intentions to make the Offer, the reported closing price of the shares on the AMEX was $3.51 per share.

6.
Tendering stockholders who are registered stockholders or who tender their shares directly to American Stock Transfer & Trust Company, the Depository, will not be obligated to pay any brokerage commissions or fees to the Company, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Company’s purchase of shares under the Offer.

7.
If you wish to instruct us to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your shares.  We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

8.
If you are an odd lot holder and you instruct us to tender on your behalf all such shares at or below the purchase price before the expiration of the Offer and check the box captioned “Odd Lots” in the attached Instruction Form, the Company will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the purchase price and not properly withdrawn.

9.
If you wish to instruct us to condition your tender upon the purchase of all shares tendered or upon the Company’s purchase of a specified minimum number of the shares which you tender, you may elect to do so.  The Company’s purchase of shares from all tenders which are so conditioned shall be subject to the conditional tender provisions of Section 6 of the Offer to Purchase, and to the extent necessary to permit the Company to purchase 600,000 shares (or such greater number of shares as we may elect to accept for payment, subject to applicable law), will be determined by random lot.  To elect such a condition, complete the section captioned “Conditional Tender” in the attached Instruction Form.

If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form.  If you authorize us to tender your shares, we will tender all your shares unless you specify otherwise in the attached Instruction Form.

Your prompt action is requested.  Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Time.  Please note that the Offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, November 17, 2008 unless the Offer is extended.

The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares of the Company’s common stock.  The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Company’s Board of Directors has approved the Offer.  However, neither the Company nor any member of its Board of Directors, nor the Depositary or the Information Agent is making any recommendation to you as to whether to tender or refrain from tendering your shares or as to the purchase price or purchase prices at which you may choose to tender your shares.  You must make your own decision as to whether to tender and, if so, how many shares to tender and the purchase price or purchase prices at which your shares should be tendered.  In doing so, you should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including the Company’s reasons for making the Offer.  See Section 2 of the Offer to Purchase.  You should discuss whether to tender your shares with your broker or other financial or tax advisor.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of this transaction or passed upon the merits or fairness of the Offer to Purchase.  Any representation to the contrary is a criminal offense.

INSTRUCTION FORM WITH RESPECT TO
Offer to Purchase for Cash
by
B+H OCEAN CARRIERS LTD.
of
Up to 600,000 Shares of its Common Stock
at a Purchase Price Not Greater Than $5.00 nor Less Than $4.00 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 20, 2008 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by B+H Ocean Carriers Ltd., (the “Company”), a corporation formed under the laws of Liberia to purchase for cash up to 600,000 shares of its common stock, par value $0.01 per share, at a price, net to the seller in cash, less any applicable withholding taxes and without interest, not greater than $5.00 nor less than $4.00 per share, specified by the undersigned, on the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, on the terms and subject to the conditions of the Offer.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Company’s common stock is unknown and cannot be predicted with certainty; (4) the undersigned has read and understands the Offer; (5) the undersigned has consulted his or her tax and financial advisors with regard to how the Offer will impact his or her personal situation; (6) any foreign exchange obligations triggered by the undersigned’s tender of shares or the recipient of proceeds are solely his or her responsibility; and (7) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility.  In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries and third-party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

The undersigned understands that the Company holds certain personal information about him or her, including, as applicable, but not limited to, the undersigned’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, nationality, any shares of stock held in the Company, details of all options or any other entitlement to shares outstanding in the undersigned’s favor, for the purpose of implementing, administering and managing his or her stock ownership (“Data”).  The undersigned understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in his or her country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than his or her country.  The undersigned understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Company.  The undersigned authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Offer, including any requisite transfer of such Data as may be required to a broker or other third party with whom the undersigned held any shares of stock.  The undersigned understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Offer.  The undersigned understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company.  The undersigned understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Offer.  For more information on the consequences of his or her refusal to consent or withdrawal of consent, the undersigned understands that he or she may contact the Company.

Number of shares to be tendered by you for the account of the undersigned:                                                                                                                                          _______  shares *

CHECK ONLY ONE BOX:
(1)	SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)
By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Under the Tender Offer,” the undersigned hereby tenders shares at the price checked.  This action could result in none of the shares being purchased if the purchase price determined by the Company for the shares less than the price checked below.
PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES
ARE BEING TENDERED

☐ $4.00	☐ $4.375	☐ $4.75
☐ $4.125	☐ $4.50	☐ $4.875
☐ $4.25	☐ $4.625	☐ $5.00

OR
(2)	SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by Stockholder,” the undersigned hereby tenders shares at the purchase price, as the same shall be determined by the Company in accordance with the terms of the Offer.  For purposes of determining the purchase price, those shares that are tendered by the undersigned agreeing to accept the purchase price determined in the Offer will be deemed to be tendered at the minimum price.

o
The undersigned wants to maximize the chance of having the Company purchase all of the shares the undersigned is tendering (subject to the possibility of proration).  Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer.  THE UNDERSIGNED SHOULD UNDERSTAND THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $4.00 PER SHARE.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE.  IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.  A STOCKHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED.  The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

*	Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

ODD LOTS

(SEE INSTRUCTION 15 OF THE LETTER OF TRANSMITTAL)

To be completed ONLY if shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on the date set forth on the signature page below, and who continues to own beneficially or of record, as of the expiration date of the tender offer, an aggregate of fewer than 100 shares.

The undersigned either (check one box):

☐         is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered;  or

o      is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares beneficially owned by each such person.

CONDITIONAL TENDER

(SEE INSTRUCTION 14 OF THE LETTER OF TRANSMITTAL)

A tendering stockholder may condition his or her tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase.  Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased.  It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section.  Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

o           The minimum number of shares that must be purchased from me, if any are purchased from me, is _________ shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary.  However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

o            The tendered shares represent all shares held by the undersigned.

The method of delivery of this document is at the election and risk of the tendering stockholder.  If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended.  In all cases, sufficient time should be allowed to ensure timely delivery.
Authorized Signature:

Please type or print the information requested below:
Name:

Address (including Zip Code):

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

Date:                      ____________ , 2008